Exhibit 99.1

PeerStream, Inc. Reports First Quarter 2019 Results

Net Income Increases by $1.5 Million to $0.6 Million; Adjusted EBITDA Increases by $0.4 Million to $0.5 Million; CFO Transition and Stock Repurchase Plan Announced

NEW YORK, April 30, 2019 (NewMediaWire) -- PeerStream, Inc. (“PeerStream,” the “Company,” “we,” “our” or “us”) (OTCQB: PEER), a communications software innovator developing enhanced security and privacy solutions for video, voice, and text applications and data transmission, today announced financial and operational results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights:

•	Completed sale of our dating assets in January 2019, leading to their reclassification as discontinued operations in the current and past financial periods;
•	Total revenue from continuing operations increased to $4.9 million, a 19.7% increase compared to the first quarter ended March 31, 2018, driven primarily by revenue generated under the technology services agreement with ProximaX Limited ("ProximaX");
•	Technology licensing and services contract prepayments of approximately $1.6 million have been booked as deferred technology service revenue on the balance sheet at March 31, 2019 and will be recognized over the remaining term of the contract with ProximaX;
•	Net income was approximately $0.6 million for the first quarter ended March 31, 2019, a $1.5 million improvement when compared to a net loss of approximately $0.8 million for the first quarter ended March 31, 2018. This increase was primarily due to incremental technology service revenue in 2019, as well as a gain on the sale of the Company’s dating assets;
•	Net Income from continuing operations was approximately $0.1 million in the first quarter ended March 31, 2019, a $0.6 million improvement when compared to a net loss of $0.5 million in the first quarter ended March 31, 2018;
•	Adjusted EBITDA, a non-GAAP measure, was approximately $0.5 million for the first quarter ended March 31, 2019, a $0.4 million improvement when compared to adjusted EBITDA of approximately $0.1 million for the first quarter ended March 31, 2018; and
•	Net cash flow from continuing operations for the first quarter ended March 31, 2019 was a decrease of $2.7 million relative to a decrease of $0.5 million for the first quarter ended March 31, 2018 in large part due to payoff of current liabilities of discontinued operations related to the sale of our dating assets and one-time legal expenses associated with a proposed public offering.

Financial Overview (in thousands, except for active subscriber counts)

Current year compared to prior year:

	Year Ended
	March 31,
GAAP Results (unaudited)	2019	2018	Change
Subscription revenue	$3,004	$3,837	-21.7%
Advertising revenue	121	233	-48.3%
Technology service revenue	1,748	-	100.0%
Total revenues	$4,873	$4,070	19.7%

Income (loss) from continuing operations	$84	$(490)	NA
Income (loss) from discontinued operations	$563	$(319)	NA
Net income (loss)	$647	$(809)	NA
Net cash (used in) provided by operating activities	$(2,787)	$(543)	413.2%

Financial Metrics (unaudited)
Active subscribers (at period end)	108,100	115,950	-6.8%
Subscription bookings	$3,025	$3,785	-20.1%
Adjusted EBITDA (a non-GAAP measure)	$500	$134	273.4%

First Quarter 2019 Business Highlights:

During the three months ended March 31, 2019, we executed key components of our objectives:

●	Completed the sale of our dating assets to The Dating Company, LLC in order to focus on our core video applications and secure communications technology solutions;
●	Entered into a partnership consisting of Telefonica USA, Inc., in collaboration with its cybersecurity affiliate ElevenPaths, and Rivetz International SEZC, to offer next generation zero trust architecture for private and secure communications serving government and enterprise applications; and
●	Continued to post significant milestones in the development of PeerStream Protocol (“PSP”), with a live deployment of a software component of PSP made available on the ProximaX Limited Sirius platform’s public blockchain test net.

Alex Harrington, Chief Executive Officer, commented, “We completed the sale of our dating assets during the first quarter, generating cash and freeing management time and resources as we continue to focus on growing our enterprise software business. A major focus in the short term includes finishing the development for commercial readiness of PSP and Backchannel, our proprietary software that provides enhanced security and privacy capabilities. Later this year we are planning the launch of a commercial version of Backchannel to accompany PSP to offer what we believe will be a complete communications security solution to the market. We are confident that these promising products will attract customer loyalty as a compelling cybersecurity solution, driven in part by our partnership with Telefónica’s Cybersecurity Unit, and Rivetz, an industry leader in decentralized hardware-based cybersecurity.”

“We’re excited about our opportunities for growth as we continue executing our strategy of dual-track software and business development to increase our backlog of client projects. The increasing interest in cybersecurity and privacy surrounding communications, in conjunction with PeerStream’s enhanced security and privacy capabilities, is especially encouraging, and we expect increasing momentum as the year progresses.”

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Chief Financial Officer Announces Transition

Effective May 6, 2019, Judy Krandel will resign from her position as Chief Financial Officer and begin providing investor relations, financial and business development services to PeerStream as a Senior Business Development consultant. PeerStream’s Board of Directors has initiated a search for a replacement for the CFO role. While this search is ongoing, Alex Harrington will assume the duties of serving as the Company’s principal financial officer.

Alex Harrington commented, “Judy has made significant contributions to PeerStream during her tenure as CFO and previously, as a member of the board of directors. I’m grateful for her valued service and commitment to the Company as we integrated the acquisition of AVM Software and broadened our strategy to include a new B2B revenue line for software licensing and technology services. I’m excited that she will continue to support the Company in a Senior Business Development role where her capital markets savvy and entrepreneurial drive will continue to benefit PeerStream and its investors.”

Stock Repurchase Authorization

On April 29, 2019, the board of directors approved a cash stock repurchase program for up to $500,000 of the Company’s common stock. The authorization is effective immediately and expires one year from the date of the board’s approval. Stock repurchases may be made through a variety of methods, including open market or privately negotiated transactions. The timing and number of shares repurchased, if any, will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. The repurchase program does not obligate us to repurchase any specific number of shares and may be suspended or discontinued at any time.

Jason Katz, Chairman, President and Chief Operating Officer, noted, “We continue to believe that at times the equity market value of the Company has not fairly represented the present value of our business and its future opportunities. We determined that a buyback program is an effective allocation of surplus capital, permitting the Company to opportunistically repurchase shares at attractive prices. As such, I believe the buyback program will help us to deploy corporate resources in a way that increases shareholder value over time.”

2019 Business Objectives:

For the near term, our business objectives include:

●	Completing development of PSP for a full commercial deployment, along with scaling up go-to-market efforts with the goal of building adoption and revenue;
●	Enhancing our technology implementation services capabilities and developing its resources in anticipation of customer demand;
●	Deploying a commercial version of Backchannel to accompany PSP in offering what we believe will be a complete communications security solution to the market;
●	Implementing several enhancements to our live video chat applications focused around new user acquisition, retention and monetization designed to increase usage and revenue opportunities;
●	Enhancing our live video streaming content and increasing its exposure within our suite of applications;
●	Continuing to take steps towards listing our common stock on a national securities exchange; and
●	Continuing to defend our intellectual property.

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Jason Katz added, “In our consumer applications business, we are adding several enhancements to our live video chat applications focused around new user acquisition, retention and monetization that are designed to increase usage and revenue opportunities. With respect to our enforcement actions against Riot Games, Inc. and Valve Corporation for infringement of U.S. Patent Nos. 5,822,523 and 6,226,686, the Patent Trial and Appeal Board ("PTAB") will conclude its inter partes review on or before May 15, 2019, with a judgement on the validity of these two patents. Further litigation is stayed until the PTAB decision is rendered. We believe these patents constitute innovative and valuable intellectual property and look forward to the PTAB’s decision.”

Liquidity and Capital Resources

•	Cash and cash equivalents totaled $5.3 million at March 31, 2019;
•	PeerStream remains debt free, $184,000 of operating lease obligations;
•	Management believes the Company continues to have sufficient working capital to fund operations, R&D and organic growth initiatives.

Judy Krandel, Chief Financial Officer, commented, “We believe that PeerStream had a good first quarter as we continue to commit resources to focus on our enhanced security and privacy solutions and core social video properties. Of note, the sale of our dating assets completed in January 2019 led to their reclassification as discontinued operations, which is also reflected in the presentation of our results of operations for past financial periods.”

“In the current period, total revenue from continuing operations increased 19.7% to $4.9 million, driven by revenue generated from our technology services agreement with ProximaX. As a reminder, we recorded no revenue from the ProximaX technology services agreement in the comparable period of 2018 as revenue recognition from this agreement began in the second quarter of 2018. We are committing resources to reignite growth of our Camfrog and Paltalk consumer apps, two of the largest live video social communities. The improvement in net loss and adjusted EBITDA from continuing operations reflects our dual focus on growth initiatives and expense management. With continued focus on all aspects of our streamlined business, we believe that our opportunities for future growth are strong.”

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Quarterly Results Conference Call

PeerStream Management will host a conference call and live webcast to discuss the financial results today, April 30, 2019, at 4:30pm Eastern Time. To access the call, please dial 1-800-239-9838 (domestic) or 1-323-794-2551 (international).  The conference call will also be webcast live on the Investor Relations section of the PeerStream website http:/www.peerstream.com/events-and-presentations/

A replay of the webcast will be archived on the Investors section of the PeerStream website beginning shortly after the call. A telephone replay of the call will also be available following the call until May 14, 2019, and may be accessed via telephone by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and entering pass code: 6254472.

About PeerStream, Inc. (OTCQB: PEER)

PeerStream is a communications software innovator developing enhanced security and privacy solutions for video, voice, and text applications and data transmission. Our offerings target consumer, government and enterprise clients. Using multi-layered encryption, blockchain technology and other recent innovations, we are developing our proprietary PeerStream Protocol (“PSP”) to offer clients maximal data security and confidentiality over distributed or decentralized networks. We also recently launched our Backchannel product suite in private beta, which includes cross platform applications, middleware and software development kits designed to offer a highly secure end user communication experience when coupled with PSP. For 20 years, we have built and continue to operate innovative consumer applications, including Paltalk and Camfrog, two of the largest live video social communities. The Company has a long history of technology innovation and holds 26 patents.

For more information, please visit: http://www.peerstream.com.To be added to our news distribution list, please visit: http://www.peerstream.com/investor-alerts/.

Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively market and generate revenue from our new business solutions unit; development and acceptance of blockchain technologies and the continuing growth of the blockchain industry; legal and regulatory requirements related to the use of blockchain, us investing in cryptocurrencies and accepting cryptocurrencies as a method of payment for our services, the use of the internet and privacy and protection of user data; risks related to our holdings of XPX tokens, including risks related to the volatility of the trading price of the XPX tokens and our ability to convert XPX tokens into fiat currency; and our ability to manage our partnerships and strategic alliances, including the ability of our partners to satisfy their obligations under these arrangements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Contacts

IR@peerstream.com

Kirin Smith / Stephanie Prince
PCG Advisory Group
ksmith@pcgadvisory.com
646-863-6519

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Financial Tables to Follow

PEERSTREAM, INC

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$646,615	$(808,655)
Net (income) loss from discontinued operations	(562,900)	318,503
Interest income, net	(29,957)	(2,938)
Income tax expense	(158,990)	-
Depreciation and amortization expense	152,697	237,761
Stock-based compensation expense	452,525	389,215
Adjusted EBITDA	$499,990	$133,886

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including active subscribers and subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company defines Adjusted EBITDA as net income (loss) adjusted to exclude net income (loss) from discontinued operations, interest income, net, income tax expense, depreciation and amortization expense and stock-based compensation expense. Active subscribers means users of the Company’s consumer applications that have prepaid a fee, redeemed credits or received an upgrade from another user as a gift for current unlocked application features such as enhanced voice and video access, elevated status in the community or unrestricted communication on our applications and whose subscription period has not yet expired. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;
•	Adjusted EBITDA does not reflect our working capital requirements;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation; and
•	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

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PEERSTREAM, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,269,274	$6,555,376
Credit card holdback receivable	94,428	94,498
Accounts receivable, net of allowances and reserves of $34,546 as of March 31, 2019 and December 31, 2018, respectively	120,483	326,786
Prepaid expense and other current assets	333,396	269,668
Current assets held for sale	-	19,053
Total current assets	5,817,581	7,265,381
Operating lease right-of-use asset	183,731	232,423
Property and equipment, net	588,372	577,911
Goodwill	13,086,472	13,086,472
Intangible assets, net	820,141	884,223
Digital tokens	832,892	832,892
Other assets	117,247	116,767
Noncurrent assets held for sale	-	1,436,499
Total assets	$21,446,436	$24,432,568

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,479,979	$2,842,947
Accrued expenses and other current liabilities	374,680	737,945
Current portion of operating lease liabilities	76,250	114,789
Deferred subscription revenue	1,489,465	1,468,571
Deferred technology service revenue	1,631,105	3,379,435
Current liabilities held for sale	-	617,410
Total current liabilities	5,051,479	9,161,097
Operating lease liabilities, non-current portion	107,480	117,634
Total liabilities	5,158,959	9,278,731
Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; and 6,874,679 shares and 6,868,679 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	6,875	6,869
Additional paid-in capital	20,354,278	19,867,259
Accumulated deficit	(4,073,676)	(4,720,291
Total stockholders’ equity	16,287,477	15,153,837
Total liabilities and stockholders’ equity	$21,446,436	$24,432,568

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PEERSTREAM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2019	2018
Revenues:
Subscription revenue	$3,004,355	$3,837,406
Advertising revenue	120,490	232,998
Technology service revenue	1,748,330	-
Total revenues	4,873,175	4,070,404
Costs and expenses:
Cost of revenue	952,219	745,626
Sales and marketing expense	377,151	365,979
Product development expense	1,771,565	1,726,596
General and administrative expense	1,877,472	1,725,292
Total costs and expenses	4,978,407	4,563,493
Loss from continuing operations	(105,232)	(493,089)
Interest income, net	29,957	2,938
Loss from continuing operations before provision for income taxes	(75,275)	(490,151)
Benefit (expense) for income taxes	158,990	-
Net income (loss) from continuing operations	83,715	(490,151)
Discontinued Operations:
Gain on sale from discontinued operations	826,770	-
Loss from discontinued operations	(104,880)	(318,503)
Income tax expense on discontinued operations	(158,990)	-
Net income (loss) from discontinued operations	562,900	(318,503)
Net income (loss)	$646,615	$(808,655)

Basic net income (loss) per share of common stock:
Continuing operations	$0.01	$(0.07)
Discontinued operations	0.08	(0.05)
Basic net income (loss) per share of common stock	$0.09	$(0.12)
Diluted net income (loss) per share of common stock:
Continuing operations	$0.01	$(0.07)
Discontinued operations	0.08	(0.05)
Diluted net income (loss) per share of common stock	$0.09	$(0.12)
Weighted average number of shares of common stock used in calculating net income (loss) per share of common stock:
Basic	6,794,660	6,881,794
Diluted	6,794,660	6,881,794

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 PEERSTREAM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$646,615	$(808,655)
Income (loss) from discontinued operations	562,900	(318,503)
Loss from continuing operations	$83,715	$(490,151)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities of continuing operations:
Depreciation of property and equipment	88,614	99,990
Amortization of intangible assets	64,082	137,771
Stock-based compensation expense	452,525	389,215
Common stock issued for consulting services	34,500	-
Changes in operating assets and liabilities:
Credit card holdback receivable	70	15,105
Accounts receivable	206,303	34,426
Prepaid expenses and other current assets	(63,728)	11,797
Other assets and other receivables	(481)	11,613
Accounts payable, accrued expenses and other current liabilities	(1,726,234)	(571,215)
Deferred subscription revenue	20,894	(52,900)
Deferred technology service revenue	(1,748,330)	-
Net cash used in continuing operating activities	(2,588,070)	(414,349)
Net cash used in discontinued operating activities	(198,957)	(128,682)
Net cash used in operating activities	(2,787,027)	(543,031)
Cash flows from investing activities:
Purchases of property and equipment	(99,075)	(79,950)
Net cash used in continuing investing activities	(99,075)	(79,950)
Net cash provided by discontinued investing activities	1,600,000	-
Net cash provided by (used in) investing activities	1,500,925	(79,950)
Cash flows from financing activities:
Net cash provided by (used in) continuing financing activities	-	-
Net cash provided by (used in) discontinued financing activities	-	-
Net cash provided by (used in) financing activities	-	-
Net decrease in cash and cash equivalents	(1,286,102)	(622,981)
Balance of cash and cash equivalents at beginning of period	6,555,376	4,137,050
Balance of cash and cash equivalents at end of period	$5,269,274	$3,514,069
Supplemental disclosure of cash flow information
Operating lease right-of-use asset and liability	$48,692	$-
Cash paid in interest	$-	$-
Cash paid in income taxes	$-	$-

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